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                                                                 EXHIBIT h(2)(b)


                                 AMENDMENT NO. 1
                                       TO

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The MASTER ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") dated ________________, 2003, by and between A I M ADVISORS, INC., a Delaware corporation (the "Administrator") and AIM International Mutual Funds, a Delaware statutory trust (the "Trust"), is hereby amended as follows:


         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM INTERNATIONAL MUTUAL FUNDS



PORTFOLIOS                                           EFFECTIVE DATE OF AGREEMENT
----------                                           ---------------------------

AIM Asia Pacific Growth Fund                         [                   , 2003]

AIM European Growth Fund                             [                   , 2003]

AIM Global Aggressive Growth                         [                   , 2003]

AIM Global Growth Fund                               [                   , 2003]

AIM International Growth Fund                        [                   , 2003]

         AIM may receive reimbursement for costs or reasonable compensation for such services as follows:

         Annual Rate*              Net Assets
         ------------              ----------

         0.023%                    First $1.5 billion
         0.013%                    Next $1.5 billion
         0.003%                    Over $3 billion

         *Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.


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PORTFOLIOS                                           EFFECTIVE DATE OF AGREEMENT
----------                                           ---------------------------

INVESCO European Fund                                [                   . 2003]

INVESCO International Core Equity Fund               [                   , 2003]

         [The Trust shall pay the Administrator $10,000 per year per Portfolio base fee, plus an additional fee, computed on a daily basis and paid on a monthly basis. The additional fee to the Administrator under this Agreement shall be computed at the annual rate of 0.045% of each of the above Portfolios daily net assets as so determined.]"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                   , 2003

                                             A I M ADVISORS, INC.



Attest:                                      By:
       -------------------------------          --------------------------------
       Assistant Secretary                      President

(SEAL)


                                             AIM INTERNATIONAL MUTUAL FUNDS



Attest:                                      By:
       -------------------------------          --------------------------------
       Assistant Secretary                      President

(SEAL)

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